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                                                                      Exhibit 22


                              U.S. BIOSCIENCE, INC.
                                  Subsidiaries

                                                                 Jurisdiction of
                                                                 Incorporation
                                                                 -------------


USB Pharma B.V.                                                  The Netherlands

USB Pharma Limited                                               United Kingdom

USB Resources, Inc.                                              Delaware, USA

USB Technology, Inc.                                             Delaware, USA